SECOND AMENDMENT TO THE
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Second Amendment to the Amended and Restated Registration Rights Agreement (this “Amendment”) is made and entered into as of February 12, 2009 among OmniReliant Holdings, Inc., a Nevada corporation (the “Company”), Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (“Vicis”), and Dynamic Decisions Strategic Opportunities (“Dynamic”).

On October 18, 2007, the Company, Vicis, and Dynamic entered into an Amended and Restated Registration Rights Agreement, as subsequently amended by the First Amendment dated April 30, 2008 (as amended, the “Amended and Restated Registration Rights Agreement”), which provides for piggy-back registration rights.

On even date herewith, the Company entered into a Securities Purchase Agreement with Vicis (the “February Vicis Purchase Agreement”) in connection with the purchase of Series F Convertible Preferred Stock, $.0001 par value (the “Series F Convertible Preferred Stock”), and certain Series E Common Stock Purchase Warrants (the “Series E Warrants”).  As an inducement to Vicis to make an additional investment, the Company, Vicis and Dynamic have agreed to enter into this Amendment.

Accordingly, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as set forth below.

OPERATIVE PROVISIONS

1.           Section 1; Registrable Securities.  The definition of “Registrable Securities”, as set forth in Section 1 of the Amended and Restated Registration Rights Agreement, is hereby deleted in its entirety and replaced with the following:

 “Registrable Securities” means, as of the date in question, (i) all of the shares of Common Stock issuable upon conversion in full of the shares of Series C Convertible Preferred Stock issued to Vicis pursuant to the Vicis Purchase Agreement, (ii) all of the shares of Common Stock issuable upon exercise in full of the Series C-1 and Series C-2 Common Stock Purchase Warrants issued to Vicis pursuant to the Vicis Purchase Agreement, (iii) all of the shares of Common Stock issuable upon conversion in full of the shares of Series C Convertible Preferred Stock issued to Dynamic pursuant to the Dynamic Purchase Agreement, (iv) all of the shares of Common Stock issuable upon exercise in full of the Series C-1 and Series C-2 Common Stock Purchase Warrants issued to Dynamic pursuant to the Dynamic Purchase Agreement, (v) all of the shares of Common Stock issuable upon conversion in full of the shares of Series D Convertible Preferred Stock issued to Vicis pursuant to the April Vicis Purchase Agreement, (vi) all of the shares of Common Stock issuable upon exercise in full of the Series D Warrants issued to Vicis pursuant to the April Vicis Purchase Agreement, (vii) all of the shares of Common Stock issuable upon conversion in full of the shares of Series F Convertible Preferred Stock issued to Vicis pursuant to the February Vicis Purchase Agreement, (viii) all of the shares of Common Stock issuable upon exercise in full of the Series E Warrants issued to Vicis pursuant to the February Vicis Purchase Agreement, (ix) any additional shares issuable in connection with any anti-dilution provisions associated with such preferred stock and warrant, and (x) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing preferred stock and warrants.

2.           Section 2 Piggy-Back Registrations.  Notwithstanding anything to contrary in the Section 2 of the Registration Rights Agreement, the reference to 144(k) in Section 2 of the Registration Rights Agreement is hereby deemed to be a reference to 144(b).

3.           Ratification of Agreement.  The terms and conditions of the Amended and Restated Registration Rights Agreement that have not been modified by this Amendment shall remain in full force and effect.

4.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer

VICIS CAPITAL MASTER FUND

By:	/s/ Christopher Phillips
Name: Christopher Phillips
Title: Managing Director

DYNAMIC DECISIONS STRATEGIC OPPORTUNITIES

By:	/s/ Alberto Micalizzi
Name: Alberto Micalizzi
Title: Director